UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2024

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Restructuring plans and elimination of obligations

The Company has begun a restructuring of its obligations including all debts, notes, accounts payable and certain of its previously issued preferred shares. As of this date, and effective September 28, 2024, it has received executed agreements for the exchange into restricted common stock, or cancellation, of approximately $1.1 million of obligations. The agreement calls for the number of shares to be issued in exchange for the debt cancellation to be determined using a price per share of $4.00. There is also an undertaking to file a registration statement for the shares within 120 days. The Company expects to realize a substantial gain on the transactions, subject to final review by its auditors. As contemplated it expects to issue approximately 300,000 shares of stock in conjunction with these transactions. A copy of the form of the Obligation Exchange agreement is included in the exhibits to this filing along with a copy of the letter that accompanied the exchange agreements.

Extinguishment of all outstanding warrants

The Company is in the process of notifying the holders of any outstanding warrants that it intends to cancel those warrants effective immediately. All participants in its restructuring activities, including the obligation exchange noted above, have agreed to the cancelation of their warrants. All of the warrants were priced at levels that make them useless in the near term, and the accounting related to their existence has become excessively burdensome.

Item 8.01	Other Events.

The Company is in discussions with various of its institutional investors regarding its restructuring plans and expects to make further progress over the next few weeks and months. The goal is to have substantially all of its payables, notes and other obligations extinguished by the end of the fiscal year, December 31, 2024. While it has received positive and supportive feedback from those with whom it has discussed the plans, there can be no assurance that the restructuring will be successful, or that the current business activities will grow to a level that can support the costs associated with being a public company.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description
10.1	Form of obligation exchange agreement
10.2	Form of letter accompanying the obligation exchange agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2024	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO